UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2016

TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35796	61-1763235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of TRI Pointe Group, Inc. (the “Company”) was held on June 3, 2016 (the “Annual Meeting”). A total of 145,594,410 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 89% of the Company’s shares outstanding as of the April 11, 2016 record date. The matters submitted for a vote and the related results are set forth below.

Proposal No. 1 - Election of eight nominees to serve as directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Douglas F. Bauer	136,537,865	825,941	8,230,604
Lawrence B. Burrows	136,004,252	1,359,554	8,230,604
Daniel S. Fulton	136,302,411	1,061,395	8,230,604
Steven J. Gilbert	134,381,352	2,982,454	8,230,604
Christopher D. Graham	136,297,775	1,066,031	8,230,604
Constance B. Moore	136,543,818	819,988	8,230,604
Thomas B. Rogers	136,225,196	1,138,610	8,230,604
Barry S. Sternlicht	91,124,928	46,238,878	8,230,604

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal No. 2 - Ratify an amendment to the Company’s 2013 Long-Term Incentive Plan, as amended.	134,005,323	3,216,525	141,958	8,230,604

	Votes For	Votes Against	Votes Abstained
Proposal No. 3 - Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.	145,378,714	189,479	26,217

Based on the foregoing votes, all eight nominees were elected and Proposals No. 2 and No. 3 were approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 6, 2016

TRI Pointe Group, Inc.

By:	/s/ Bradley W. Blank
Bradley W. Blank Vice President, General Counsel and Secretary